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                                                                   EXHIBIT 10.38

                             FAIR ISAAC CORPORATION

                          1992 LONG-TERM INCENTIVE PLAN

                As amended and restated effective August 26, 2003

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                                TABLE OF CONTENTS

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ARTICLE            1.    INTRODUCTION............................................................          5

ARTICLE            2.    ADMINISTRATION..........................................................          5

                 2.1       Committee Composition.................................................          5
                 2.2       Committee Responsibilities............................................          5

ARTICLE            3.    SHARES AVAILABLE FOR GRANTS.............................................          6

                 3.1       Basic Limitation......................................................          6
                 3.2       Additional Shares.....................................................          6
                 3.3       Dividend Equivalents..................................................          6
                 3.4       Outside Director Option Limitations...................................          6

ARTICLE            4.    ELIGIBILITY.............................................................          6

                 4.1       General Rules.........................................................          6
                 4.2       Outside Directors.....................................................          6
                 4.3       Ten-Percent Stockholders..............................................          8
                 4.4       Limitation on Option Grants...........................................          8

ARTICLE            5.    OPTIONS.................................................................          8

                 5.1       Stock Option Agreement................................................          8
                 5.2       Awards Nontransferable................................................          8
                 5.3       Number of Shares......................................................          8
                 5.4       Exercise Price........................................................          8
                 5.5       Exercisability and Term...............................................          8
                 5.6       Effect of Change in Control...........................................          8
                 5.7       Modification or Assumption of Options.................................          9

ARTICLE            6.    PAYMENT FOR OPTION SHARES...............................................          9

                 6.1       General Rule..........................................................          9
                 6.2       Surrender of Stock....................................................          9
                 6.3       Exercise/Sale.........................................................          9
                 6.4       Exercise/Pledge.......................................................          9
                 6.5       Promissory Note.......................................................         10
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                 6.6       Other Forms of Payment................................................         10

ARTICLE            7.    STOCK APPRECIATION RIGHTS...............................................         10

                 7.1       Grant of SARs.........................................................         10
                 7.2       Exercise of SARs......................................................         10

ARTICLE            8.    RESTRICTED SHARES AND STOCK UNITS.......................................         10

                 8.1       Time, Amount and Form of Awards.......................................         10
                 8.2       Payment for Awards....................................................         11
                 8.3       Vesting Conditions....................................................         11
                 8.4       Form and Time of Settlement of Stock Units............................         11
                 8.5       Death of Recipient....................................................         11
                 8.6       Creditors' Rights.....................................................         11

ARTICLE            9.    VOTING AND DIVIDEND RIGHTS..............................................         11

                 9.1       Restricted Shares.....................................................         11
                 9.2       Stock Units...........................................................         12

ARTICLE           10.    PROTECTION AGAINST DILUTION.............................................         12

                10.1       Adjustments...........................................................         12
                10.2       Reorganizations.......................................................         12

ARTICLE           11.    LONG-TERM PERFORMANCE AWARDS............................................         12

ARTICLE           12.    LIMITATION ON RIGHTS....................................................         12

                12.1       Retention Rights......................................................         12
                12.2       Stockholders' Rights..................................................         13
                12.3       Regulatory Requirements...............................................         13

ARTICLE           13.    LIMITATION ON PAYMENTS..................................................         13

                13.1       Basic Rule............................................................         13
                13.2       Reduction of Payments.................................................         13
                13.3       Overpayments and Underpayments........................................         14
                13.4       Related Corporations..................................................         14
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ARTICLE           14.    WITHHOLDING TAXES.......................................................         14

                14.1       General...............................................................         14
                14.2       Share Withholding.....................................................         14

ARTICLE           15.    ASSIGNMENT OR TRANSFER OF AWARDS........................................         14

ARTICLE           16.    FUTURE OF PLAN..........................................................         15

                16.1       Term of the Plan......................................................         15
                16.2       Amendment or Termination..............................................         15

ARTICLE           17.    DEFINITIONS.............................................................         15

ARTICLE           18.    EXECUTION...............................................................         18
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              FAIR ISAAC CORPORATION 1992 LONG-TERM INCENTIVE PLAN
                AS AMENDED AND RESTATED EFFECTIVE AUGUST 26, 2003

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on November 23, 1992, subject to approval by the Company's stockholders. The Board approved amendments to the Plan on November 21, 1995 and on November 16, 2001, subject to approval by the Company's stockholders. The Plan was also amended by either the Board or the Committee on December 23, 1996, on November 25, 1997, on November 19, 1999, on November 21, 2000, on April 1, 2003, and on August 26, 2003. All share amounts in this restatement have been adjusted to reflect stock splits on June 26, 1995, June 4, 2001, and June 5, 2002. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and
(c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California.

ARTICLE 2. ADMINISTRATION.

                  2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board (although Committee functions may be delegated by the Committee to an officer or officers to the extent that the Awards relate to persons who are not subject to the reporting requirements of Section 16 of the Exchange Act)."

                  2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) unless delegated to an officer or officers in accordance with Section 2.1, select the Key Employees who are to receive Awards under the Plan and determine the type, number, vesting requirements and other conditions of such Awards, (b) interpret the Plan and (c) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons."

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ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

                  3.1 BASIC LIMITATION. Any Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units and Options awarded under the Plan shall not exceed 2,100,000 plus the number of Common Shares remaining available for awards under the Company's 1987 Stock Option Plan and Stock Option Plan for Non-employee Directors (the "Prior Plans") at the time this Plan is first approved by the stockholders. (No additional grants shall be made under the Prior Plans after this Plan has been approved by the stockholders.) Effective October 1, 1997, and on each October 1 thereafter for the remaining term of the Plan, the aggregate number of Shares which may be issued under the Plan to individuals shall be increased by a number of Common Shares equal to 4 percent of the total number of Common Shares outstanding at the end of the most recently concluded fiscal year. Any Common Shares that have been reserved but not issued as Restricted Shares, Stock Units or Options during any fiscal year shall remain available for grant during any subsequent fiscal year. Notwithstanding the foregoing, no more than 3,375,000 Common Shares shall be available for the grant of ISOs for the remaining term of the Plan. The aggregate number of Common Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Article 10.

                  3.2 ADDITIONAL SHARES. If any Stock Units or Options are forfeited or if any Options terminate for any other reason before being exercised, then such Stock Units or Options shall again become available for Awards under the Plan. If any options under the Prior Plans are forfeited or terminate for any other reason before being exercised, then such options shall become available for additional Awards under this Plan. However, if Options are surrendered upon the exercise of related SARs, then such Options shall not be restored to the pool available for Awards.

                  3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units or Options available for Awards, whether or not such dividend equivalents are converted into Stock Units.

                  3.4 OUTSIDE DIRECTOR OPTION LIMITATIONS. Notwithstanding the limitations set forth in Section 3.1 above, effective February 1, 2000, there shall be an additional 337,500 aggregate number of Options available for awards under the Plan to Outside Directors as further described in Section 4.2 below.

ARTICLE 4. ELIGIBILITY.

                  4.1 GENERAL RULES. Only Key Employees shall be eligible for designation as Participants by the Committee. Key Employees who are Outside Directors shall only be eligible for the grant of the NSOs described in Section 4.2.

                  4.2 OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

                  (a) Outside Directors shall receive no Awards other than the NSOs described in this Section 4.2.

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                  (b)(i) Each person who first becomes an Outside Director on or after the date of the Company's 2000 annual meeting of stockholders shall, upon becoming an Outside Director, receive an NSO covering
         30,000 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Initial Grant". Such Initial Grant shall become exercisable in increments of 6,000 shares (subject to adjustment under Article 10) on each of the first through fifth anniversaries of the date of grant.

                  (ii) Each Outside Director who was acting as an Outside Director prior to the Company's 2000 annual meeting of stockholders shall be entitled to receive an NSO grant of Common Shares in an amount sufficient to increase his or her Initial Grant to 30,000 Common Shares effective as of the date of such annual meeting.

                  (iii) On the date of each annual meeting of stockholders of the Company held on or after January 1, 2000, each Outside Director who has been an Outside Director at least since the prior annual meeting shall receive an NSO covering 11,250 Common Shares (subject to adjustment under Article 10), hereinafter referred to as an "Annual Grant." Such Annual Grants shall be exercisable in full on the date of grant.

                  (iv) On the date of each annual meeting of stockholders of the Company held on or after January 1, 2000, each Outside Director who chairs a standing committee at the direction of the Chairman of the Board shall receive an NSO covering an additional 1,500 Common Shares (subject to Adjustment under Article 10) hereinafter referred to as a "Committee Grant". Such Committee Grant shall be exercisable in full on the date of grant.

                  (v) On the date of each annual meeting of the stockholders of the Company held on or after January 1, 2002, each Outsider Director who has, prior to the date of such annual meeting, elected to receive an NSO in lieu of any cash paid to such Outside Director by virtue of such Outside Director serving as a member of the Company's Board of Directors (the "Annual Cash Retainer"), shall receive an NSO covering the number of Common Shares equal to the Annual Cash Retainer paid to Outside Directors, multiplied by two, divided by the Fair Market Value of a Common Share on the date of grant, such grant shall be hereinafter referred to as a "Retainer Grant." If the Annual Cash Retainer payable to an Outside Director is increased during the term for which such Outside Director has made an election to receive the Retainer Grant and such Outside Director continues to serve as a director of the Company on the date such Annual Cash Retainer is increased, an additional NSO shall be granted, calculated using the same formula as the Retainer Grant based on the increase in the Annual Cash Retainer with the date of grant being the date of the increase in the Annual Cash Retainer. Retainer Grants shall be exercisable in full on the date of grant.

               (c) All NSOs granted to an Outside Director under this Section
         4.2 shall also become exercisable in full in the event of the termination of such Outside Director's service for any reason.

               (d) The Exercise Price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

               (e) All NSOs granted to an Outside Director under this Section
         4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant or (ii) the date 12 months after the termination of such Outside Director's service for any reason.

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                  4.3 TEN-PERCENT STOCKHOLDERS. A Key Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

                  4.4 LIMITATION ON OPTION GRANTS. No person shall receive Options for more than 375,000 Common Shares (subject to adjustment under Article
10) in any single fiscal year of the Company.

ARTICLE 5. OPTIONS.

                  5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

                  5.2 AWARDS NONTRANSFERABLE. Except as provided in Article 15(ii), no Option granted under the Plan shall be transferable by the Optionee other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  5.3 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

                  5.4 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.

                  5.5 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

                  5.6 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Option in the event that a

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Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee may determine that any or all outstanding Options (and any SARs included therein) shall become fully exercisable as to all Common Shares subject to such Options.

                  5.7 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

                  6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

                  (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

                  (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

Notwithstanding any provision in this Article 6 or in an Optionee's Stock Option Agreement, an Optionee, shall not be permitted to exercise an Option in any manner which would violate applicable state and federal laws, including, without limitation, the Sarbanes-Oxley Act of 2002.

                  6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than twelve months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

                  6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker or other party approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                  6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the

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Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                  6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note; provided that the par value of newly issued Common Shares must be paid in lawful money of the U.S. at the time when such Common Shares are purchased.

                  6.6 OTHER FORMS OF PAYMENT. To the extent that this Section
6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

                  7.1 GRANT OF SARs. At the discretion of the Committee, an SAR may be included in each Option granted under the Plan, other than the NSOs granted to Outside Directors under Section 4.2. Such SAR shall entitle the Optionee (or any person having the right to exercise the Option after his or her death) to surrender to the Company, unexercised, all or any part of that portion of the Option which then is exercisable and to receive from the Company Common Shares or cash, or a combination of Common Shares and cash, as the Committee shall determine. If an SAR is exercised, the number of Common Shares remaining subject to the related Option shall be reduced accordingly, and vice versa. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of an SAR shall, in the aggregate, be equal to the amount by which the Fair Market value (on the date of surrender) of the Common Shares subject to the surrendered portion of the Option exceeds the Exercise Price. In no event shall any SAR be exercised if such Fair Market Value does not exceed the Exercise Price. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time, but not later than six months before the expiration of such NSO.

                  7.2 EXERCISE OF SARs. An SAR may be exercised to the extent that the Option in which it is included is exercisable, subject to the restrictions imposed by Rule 16b-3 (or its successor) under the Exchange Act, if applicable. If, on the date when an Option expires, the Exercise Price under such Option is less than the Fair Market Value on such date but any portion of such Option has not been exercised or surrendered, then any SAR included in such Option shall automatically be deemed to be exercised as of such date with respect to such portion. An Option granted under the Plan may provide that it will be exercisable as an SAR only in the event of a Change in Control.

ARTICLE 8. RESTRICTED SHARES AND STOCK UNITS.

                  8.1 TIME, AMOUNT AND FORM OF AWARDS. Restricted Shares or Stock Units with respect to an Award Year may be granted during such Award Year or at any time thereafter. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs, and such an Award may provide that the

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Restricted Shares or Stock Units will be forfeited in the event that the related
NSOs are exercised.

                  8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient shall be required to pay the Company in lawful money of the U.S. an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Stock Units or treasury shares, no cash consideration shall be required of Award recipients.

                  8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

                  8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of cash, in the form of Common Shares, or in any combination of both. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

                  8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

                  8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

ARTICLE 9. VOTING AND DIVIDEND RIGHTS.

                  9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with

                                      -11-
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respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

                  9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan shall carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

ARTICLE 10. PROTECTION AGAINST DILUTION.

                  10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (a) the number of Options, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the number of NSOs to be granted to Outside Directors under Section 4.2, (c) the number of Stock Units included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option or (e) the Exercise Price under each outstanding Option. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                  10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for settlement in cash.

ARTICLE 11. LONG-TERM PERFORMANCE AWARDS.

The Company may grant long-term performance awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall reduce the number of Common Shares available under Article 3.

ARTICLE 12. LIMITATION ON RIGHTS.

                  12.1 RETENTION RIGHTS. Neither the Plan nor any award granted under the Plan shall be deemed to give any individual a right to remain an employee or director of the

                                      -12-
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Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

                  12.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

                  12.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13. LIMITATION ON PAYMENTS.

                  13.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Key Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be non-deductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this Article 13. For purposes of this Article 13, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

                  13.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Key Employee notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Key Employee may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Key Employee within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Key Employee promptly of such election. For purposes of this Article 13, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this

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

Article 13 shall be binding upon the Company and the Key Employee and shall be made within 60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Key Employee such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Key Employee in the future such amounts as become due to him or her under the Plan.

                  13.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Key Employee which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Key Employee which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Key Employee to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Key Employee, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

                  13.4 RELATED CORPORATIONS. For purposes of this Article 13, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

ARTICLE 14. WITHHOLDING TAXES.

                  14.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the receipt or vesting of such payment or distribution. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

                  14.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold a portion of any Common Shares that otherwise would be issued to him or her or by surrendering a portion of any Common Shares that previously were issued to him or her. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.

ARTICLE 15. ASSIGNMENT OR TRANSFER OF AWARDS.

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                  (i) Except as provided in Article 14, any Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Article 15 shall be void. However, this Article 15 shall not preclude a Participant from designating a beneficiary who will receive any undistributed Awards in the event of the Participant's death, nor shall it preclude a transfer by will or by the laws of descent and distribution. In addition, neither this Article 15 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Shares or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Shares or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Shares or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

                  (ii) Notwithstanding paragraph (i) above, an NSO or portion thereof may be transferred by the Optionee by gift to (a) the Optionee's immediate family, (b) a partnership or limited liability company consisting solely of the Optionee and/or immediate family, or (c) to a trust established for the benefit of the Optionee and/or one or more members of the immediate family of the Optionee (including a charitable remainder trust whose income beneficiaries consist solely of such persons), or (d) as provided in the Optionee's Stock Option Agreement or with consent of the Board or Committee to any other person or entity to which a transfer of compensatory securities is permitted under the applicable rules for a Form S-8 registration statement, provided that such transfer will not be effective until notice of such transfer is delivered to the Corporation. For purposes of this paragraph (ii) "immediate family" means spouse, children and grandchildren. An Option or portion thereof may also be transferred pursuant to a domestic relations order of a court of competent jurisdiction.

ARTICLE 16. FUTURE OF THE PLAN.

                  16.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective upon approval by the Stockholders of the Company. The Plan shall remain in effect until February 4, 2012, unless terminated earlier pursuant to Section 16.2, except that no ISOs shall be granted after November 15, 2011.

                  16.2 AMENDMENT OR TERMINATION. The Board or the Committee may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

ARTICLE 17. DEFINITIONS.

                  17.1 "Award" means any award of an Option (with or without a related SAR), a Restricted Share or a Stock Unit under the Plan.

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

                  17.2 "Award Year" means a fiscal year with respect to which an Award may be granted.

                  17.3 "Board" means the Company's Board of Directors, as constituted from time to time.

                  17.4 "Change in Control" means the occurrence of either of the following events:

                           (a) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

                                    (i)      Had been directors of the Company
                           24 months prior to such change; or

                                    (ii)     Were elected, or nominated for
                           election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

                           (b) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

                  17.5 "Code" means the Internal Revenue Code of 1986, as amended.

                  17.6 "Committee" means a committee of the Board, as described in Article 2.

                  17.7 "Common Share" means one share of the Common Stock of the Company.

                  17.8 "Company" means Fair Isaac Corporation, a Delaware corporation.

                  17.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  17.10 "Exercise Price" means the amount for which one Common Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.

                  17.11 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

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

                           (a)      If the Common Shares were traded
                  over-the-counter on the date in question, whether or not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported bid and asked prices quoted by the NASDAQ system for such date;

                           (b) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

                           (c) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the Research Section of the National Association of Securities Dealers or in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

                  17.12 "ISO" means an incentive stock option described in
section 422(b) of the Code.

                  17.13 "Key Employee" means (a) a key common-law employee of the Company or of a Subsidiary, as determined by the Committee, or (b) an Outside Director. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Sections 4.1 and 4.2.

                  17.14 "NSO" means an employee stock option not described in sections 422 or 423 of the Code.

                  17.15 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

                  17.16 "Optionee" means an individual or estate who holds an Option.

                  17.17 "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company or of a Subsidiary.

                  17.18 "Participant" means an individual or estate who holds an Award.

                  17.19 "Plan" means this Fair Isaac Corporation 1992 Long-Term Incentive Plan, as it may be amended from time to time.

                  17.20 "Restricted Share" means a Common Share awarded under the Plan.

                  17.21 "SAR" means a stock appreciation right granted under the Plan.

                  17.22 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

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

                  17.23 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

                  17.24 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share and awarded under the Plan.

                  17.25 "Subsidiary" means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 18. EXECUTION.

To verify that this is the amended and restated Plan, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                FAIR ISAAC CORPORATION

                                By /s/ Andrea M. Fike
                                   ---------------------------------------------
                                            Andrea M. Fike
                                   Vice President, General Counsel and Secretary

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